Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2022 Omnibus Incentive Plan of PRA Group, Inc. of our reports dated February 27, 2023, with respect to the consolidated financial statements of PRA Group, Inc. and the effectiveness of internal control over financial reporting of PRA Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia

March 2, 2023